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                                                                      Exhibit 21

                                CoorsTek, Inc.
                             List of Subsidiaries




                                         State/Country
Name of Company                         of Incorporation
---------------                         ----------------



Alumina Ceramics, Inc.                      Arkansas

Coors Ceramics Electronics, Ltd.            Scotland

Coors Ceramicon Designs, Ltd., d/b/a        Colorado
Coors Teirafluor

Coors Technial Ceramics Company            Tennessee

Coors Wear Products, Inc.                   Colorado

Edwards Enterprises                        California

Wilbanks International, Inc                  Oregon